AGREEMENT AND PLAN

       OF MERGER AND REORGANIZATION OF MERGER AND REORGANIZATION


    THIS PLAN AND AGREEMENT OF MERGER (hereinafter called the "Agreement"), dated as of August 25, 2000, is by and between PROVIDENCE CAPITAL II, INC., a Colorado corporation (hereinafter referred to as "PROVIDENCE" and/or "Surviving Corporation"), and LIFELONG.COM, INC. a Delaware corporation (hereinafter called "Lifelong" and/or "Disappearing Corporation"), said corporations being hereafter sometimes collectively referred to as the "Constituent Corporations."


                           WITNESSETH:

    WHEREAS, PROVIDENCE is a corporation duly organized and existing under the laws of the State of Colorado, having been incorporated in 1999, and Lifelong is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated in 2000; and

    WHEREAS, the authorized capital stock of PROVIDENCE consists of fifty million (50,000,000) shares of $.001 par value Common Stock, of which seven hundred thirty-four thousand (734,000) shares are outstanding, and fifty million (50,000,000) shares of Preferred Stock, $.001 par value, of which no shares are outstanding; and

    WHEREAS, the authorized capital stock of Lifelong consists of twenty million (20,000,000) shares of $.001 par value Common Stock, of which twenty million (20,000,000) shares are outstanding, and five million (5,000,000) shares of Preferred Stock, of which (0) shares are outstanding; and

    WHEREAS, the Boards of Directors of the Constituent Corporations deem it advisable for the general welfare and advantage of the Constituent Corporations and their respective shareholders that the Constituent Corporations merge pursuant to this Agreement and pursuant to the applicable provisions of the laws of the States of Colorado and Delaware; and

    NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereby agree, in accordance with the applicable provisions of the laws of the States of Colorado and Delaware, that the Constituent Corporations shall merge, to wit:
Lifelong.com, Inc., a Delaware corporation, one of the Constituent Corporations and which shall cease its existence under the laws of the State of Delaware pursuant to the Merger (said corporation hereafter being sometimes called the "Disappearing Corporation"), and the terms and conditions of the Merger hereby agreed upon (hereafter called the "Merger") which the parties covenant to observe, keep and perform and the mode of carrying the same into effect are and shall be as hereafter set forth:


          Exhibit 1.1 - Pg. 1


A. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be accounted for using purchase accounting;

B. This Agreement has been approved by the respective boards of directors of PROVIDENCE and Lifelong;

C. PROVIDENCE has 734,000 shares issued and outstanding ("PROVIDENCE Common Stock"), all such shares being issued under Form S-8 filed with the Securities and Exchange Commission ("SEC") on June 12, 2000, constituting all of the outstanding capital stock of PROVIDENCE. Contemporaneously with the execution and delivery of this Agreement, the parties are executing and delivering to PROVIDENCE certain other agreements;

D. PROVIDENCE will issue up to twenty million (20,000,000) restricted shares of common stock (the "Shares") to allow for the conversion of shares to be completed on a one for one basis as more fully described in Section 1.4 below.


                             AGREEMENT

The parties to this Agreement agree as follows:


                             ARTICLE I

                    DESCRIPTION OF TRANSACTION

1.1     Merger of Lifelong into PROVIDENCE.

Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Lifelong shall be merged with and into PROVIDENCE, and the separate existence of Lifelong shall cease. PROVIDENCE will continue as the surviving corporation in the Merger and will change its name to "Lifelong.com, Inc."

1.2	Effect of the Merger.

The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Colorado Business Corporation Act.

1.3	Closing; Effective Time.

The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Nadeau & Simmons, P.C., 1250 Turks Head Building at 10:00 a.m. on ____________________,


          Exhibit 1.1 - Pg. 2


2000 or at such other time and date as the parties may agree (the
"Scheduled Closing Time"). (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.")

Contemporaneously with or within forty-eight (48) hours after the Closing, a properly executed agreement of merger, together with fully executed articles of merger (a copy of which is attached hereto as Exhibit A) conforming to the requirements of Article 7-111 of the Colorado Business Corporation Act, shall be filed with the Secretary of State of Colorado (the "Secretary"). The Merger shall become effective at the time such agreement and articles of merger are filed with the Secretary (the "Effective Time").

1.4	Conversion of Shares.

The mode of carrying into effect the Merger provided in this Agreement, and the manner and basis of converting the shares of the Constituent Corporations into shares of the Surviving Corporation are as follows:

        1:4:1   PROVIDENCE Common Stock.

None of the currently issued and outstanding shares of PROVIDENCE Common Stock, $.001 par value, issued and outstanding at the effective time of the Merger shall be converted as a result of the Merger, and all of such shares shall remain issued and outstanding shares of common stock of the Surviving Corporation as issued under Form S-8 filed with the SEC on August 24, 2000.

        1:4:2   Lifelong Common Stock.

At the Effective Time, each share of $.001 par value common stock of Lifelong issued and outstanding (the "Lifelong Common Stock") shall be converted into and become shares of common stock of the Surviving Corporation by converting each share of Lifelong common stock into one
(1) share of PROVIDENCE. PROVIDENCE will newly issue up to twenty million (20,000,000) shares to be converted on a one for one basis with the Shares of PROVIDENCE. Each record holder of outstanding common stock of Lifelong shall be issued shares of PROVIDENCE, upon the ratio set forth above. Upon direction of Lifelong and receipt by PROVIDENCE of the stock ledger of Lifelong, each Lifelong shareholder shall be entitled to receive one or more stock certificates for the full number of shares of common stock of PROVIDENCE into which the common stock of Lifelong shall have be converted as aforesaid together with any dividends on the common stock of Lifelong as to which the payment date shall have occurred on or prior to the date of the surrender of said shares. Lifelong shareholders will own approximately 97% of the twenty million seven hundred thirty-four thousand (20,734,000) of the fully diluted, common shares of the Surviving Corporation issued and outstanding. All Shares of common stock of the Surviving Corporation into which shares of Lifelong Common Stock are converted as herein provided shall be fully paid and non-assessable and shall be issued in full satisfaction of all rights pertaining to such Shares.


          Exhibit 1.1 - Pg. 3


1.5	Closing of Lifelong's Transfer Books.

At the Effective Time, holders of certificates representing shares of Lifelong's common stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as Stockholders of Lifelong, and the stock transfer books of Lifelong shall be closed with respect to all shares of such common stock outstanding immediately prior to the Effective Time. As soon as practicable after the Effective Time, the stock ledger representing common stock of Lifelong issued and outstanding at the time the Merger becomes effective shall be delivered to the Surviving Corporation, such that certificates for the Shares may be issued, as above provided. No further transfer of any such shares of Lifelong's common stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Lifelong's common stock (a "Lifelong Stock Certificate") is presented to PROVIDENCE, such Lifelong Stock Certificate shall be canceled and shall be exchanged as provided in
Section 1.6.

1.6	Exchange of Certificates.

     (a) Upon surrender of a Lifelong Stock Certificate to the Surviving Corporation for exchange, together with such other documents as may be reasonably required by the Surviving Corporation, the holder of such Lifelong Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of the Surviving Corporation Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.4, and Lifelong Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.6, each Lifelong Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of the Surviving Corporation Common Stock (and cash in lieu of any fractional share of the Surviving Corporation Common Stock) as contemplated by Section 1.4. If any Lifelong Stock Certificate shall have been lost, stolen or destroyed, the Surviving Corporation may, in its discretion and as a condition precedent to the issuance of any certificate representing the Surviving Corporation Common Stock, require the owner of such lost, stolen or destroyed Lifelong Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as the Surviving Corporation may reasonably direct) as indemnity against any claim that may be made against the Surviving Corporation with respect to such Lifelong Stock Certificate.

     (b) No dividends or other distributions declared or made with respect to the Surviving Corporation Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Lifelong Stock Certificate with respect to the shares of the Surviving Corporation Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Lifelong Stock Certificate in accordance with this Section 1.6 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

     (c) No fractional shares of the Surviving Corporation Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu


          Exhibit 1.1 - Pg. 4


of such fractional shares, any holder of capital stock of Lifelong who would otherwise be entitled to receive a fraction of a share of the Surviving Corporation Common Stock (after aggregating all fractional shares of the Surviving Corporation Common Stock issuable to such holder) shall, upon surrender of such holder's Lifelong Stock Certificate(s), have such fractional interest rounded up to the nearest whole number.

     (d) The Surviving Corporation shall not be liable to any holder or former holder of common stock of Lifelong for any shares of the Surviving Corporation Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

1.7	Lifelong Stockholder Approval; Dissenting Shares.

At the Closing Lifelong shall deliver to Providence a certificate of each of the stockholders of Lifelong (the "Lifelong Stockholders") whereby each agrees and acknowledges the following:

     (a) that the terms of the Merger, this Agreement, and all other agreements contemplated herein are hereby approved, ratified and confirmed and the officers of Lifelong are, and each of them hereby is, authorized and directed, in the name and on behalf of Lifelong, to consummate the transactions contemplated by this Agreement, on the terms set forth in such documents and such other agreements, and any amendments thereto, as the officers executing such agreements may in their discretion deem reasonable and appropriate; and

     (b) that he or she hereby agrees to waive any "appraisal rights" within the meaning of Section 55-13-01, et seq. of the Delaware Business Corporation Act with respect to the Merger.

1.8	Governing Law; Articles of Incorporation

     The laws which are to govern the Surviving Corporation are the laws of the State of Colorado. The Articles of Incorporation of PROVIDENCE, as heretofore amended, shall, prior to the effective time of the Merger, be amended to the extent set forth in Paragraph two of the Articles of Merger, attached hereto, to amend the name of PROVIDENCE, Inc. to Lifelong.com, Inc. As so amended, such Articles of Incorporation shall remain in effect thereafter until the same shall be further amended or altered in accordance with the provisions thereof.

1.9	Bylaws

     The Bylaws of PROVIDENCE (a copy of which is attached as Exhibit
B), at the Effective Time shall be the Bylaws of the Surviving
Corporation until the same shall be altered or amended in accordance with the provisions thereof.

1.10	Directors and Officers

     Directors.  At the Effective Time, the Directors of the Surviving


          Exhibit 1.1 - Pg. 5


Corporation shall be as set forth below, until their respective successors are duly elected and qualified at the next annual meeting of shareholders of the Surviving Corporation. As of the Effective Time, the previous directors of PROVIDENCE shall resign.

The names and addresses of the Directors of the Surviving Corporation are as follows:

Name                         Age             Position
----                         ---             --------

Michael Nowak                37              President and CEO
Francis Gariepy              53              Secretary and CFO
Emiliano De Laurentiis       43              Vice President - R&D


     Officers. The names, titles and addresses of the persons who, upon the Effective Time, shall constitute the officers of the Surviving Corporation, and who shall hold office, subject to the Bylaws, until the first meeting of directors following the next annual meeting of shareholders, are as follows:

Name                         Age             Position
----                         ---             --------

Michael Nowak                37              President and CEO
Francis Gariepy              53              Secretary and CFO
Emiliano De Laurentiis       43              Vice President - R&D
Charles de Martigny          49              Vice President-
                                             Marketing

1.11	Tax Consequences.  For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the IRS Regulations.

1.12	Accounting Treatment.  For accounting purposes, the Merger is intended to be accounted for as a purchase under GAAP.

1.13	Further Action.  If, at any time after the Effective Time, any further action is determined by the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Lifelong, the officers and directors of the Surviving Corporation shall be fully authorized (in the name of Lifelong and otherwise) to take such action.


                          ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF LIFELONG
                     AND ITS STOCKHOLDERS


          Exhibit 1.1 - Pg. 6


Except as set forth in the schedule of disclosure to be delivered to PROVIDENCE two (2) business days prior to the Scheduled Closing Date (the "Disclosure Schedule"), Lifelong hereby represents and warrants as follows:

2.1	Organization, Standing and Qualification.

Lifelong is a corporation in existence under the laws of the State of Delaware, and has all requisite corporate power and authority to own, to lease or to operate its properties and to carry on its business as it is now being conducted. Section 2.1 of the Disclosure Schedule shall set forth a true, complete and correct list of each jurisdiction, foreign or domestic, in which it (a) owns or leases property, has employees or otherwise conducts operations and/or (b) is licensed or qualified to do business as a foreign corporation. Lifelong is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities, makes such licensing or qualification necessary, except for where the failure to be so licensed and qualified would not have a material adverse effect on the business of Lifelong.

2.2	Authority.

The execution and delivery of this Agreement has been authorized by the Board of Directors of Lifelong, and the completion of these transactions have been duly and validly authorized by all necessary corporate and shareholder action on the part of Lifelong. This Agreement has been duly executed and delivered by Lifelong and, assuming the due and valid execution and delivery of this Agreement by the other parties hereto, constitutes the legal, valid and binding obligation of Lifelong, to the extent applicable, enforceable in accordance with its terms, all as may be subject to or affected by any bankruptcy, reorganization, insolvency, moratorium or similar laws of general application from time to time in effect and relating to or affecting the rights or remedies of creditors generally.

2.3	No Conflict, Breach, Default or Violation.

Except as set forth in Section 2.3 of the Disclosure Schedule, the execution and delivery of this Agreement does not, and the completion of transactions contemplated by this Agreement will not conflict with, result in a breach of or the acceleration of any obligation under, or constitute a default or event of default (or event which with notice or lapse of time or both would constitute a default) under, any provision of any charter, bylaw, indenture, mortgage, lien, lease, license, agreement, contract, permit, order, judgment, or, to the best of the Lifelong's knowledge, any judicial or administrative decree, ordinance or regulation, or any restriction to which any property of Lifelong is subject or by which Lifelong is bound, the result of which would have a material adverse effect on the business of Lifelong.

2.4	Approvals.

Except as set forth in Section 2.4 of the Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or


          Exhibit 1.1 - Pg. 7


commission or other governmental agency or instrumentality, domestic or foreign (a "Governmental Entity"), or third party is required by or with respect to Lifelong in connection with the execution and delivery by Lifelong of this Agreement, or the completion of the transactions contemplated hereby, the absence of which would have a material adverse effect on Lifelong.

2.5	Capitalization.

The authorized capital stock of Lifelong consists of one hundred million (100,000,000) shares of Lifelong Common Stock, $.001 par value per share, of which twenty million (20,000,000) are issued and outstanding or are reserved for issuance prior to the Closing Date and fifty million (50,000,000) shares of Lifelong Preferred Stock, of which none are issued and outstanding. The Lifelong shares are validly issued, fully paid and non-assessable and not subject to preemptive rights. Section 2.5 of the Disclosure Schedule shall set forth a true, complete and correct list of (i) the holders of record of the issued and outstanding shares of Lifelong Common Stock, and (ii) all claims, commitments or agreements to which Lifelong is a party or by which it is bound, obligating Lifelong to issue, deliver or sell, or to cause to be issued, delivered or sold, additional shares of common stock of Lifelong or obligating Lifelong to grant, extend or enter into any such option, warrant, call, right or agreement with respect to its capital stock. Except as set forth in Section 2.5 of the Disclosure Schedule, there are, as of the Effective Time there will be, no agreements obligating Lifelong to redeem, repurchase or otherwise acquire the common stock of Lifelong, or any other securities issued by it, or to register the sale of the common stock of Lifelong under applicable securities laws. Except as set forth in
Section 2.5 of the Disclosure Schedule, there are, as of the Effective Time there will be, no agreements or arrangements prohibiting or otherwise restricting the payment of dividends or distributions to the Lifelong Shareholders by Lifelong.

2.6	Financial Statements.

Lifelong has furnished, or will be furnished five (5) business days prior to the Scheduled Closing Date, to PROVIDENCE true, complete and correct copies of the unaudited balance sheet at June 30, 2000 and the related unaudited income statement, and statements of operations, cash flows and changes in stockholders equity for the period then ended (all of these financial statements being collectively referred to herein as the "Lifelong Financials"). The Lifelong Financials are in accordance in all material respects with the books and records of Lifelong, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Lifelong as at the date thereof.

2.7	Liabilities.

To the best of Lifelong's knowledge, except as set forth in Section
2.7 of the Disclosure Schedule, Lifelong has no liabilities or obligations, either accrued, absolute, contingent, or otherwise, required to be but not reflected or reserved against in the Lifelong Financials in accordance with generally accepted accounting principles, except those incurred in the ordinary course of business, or those that are not material, and Lifelong knows of no potential


          Exhibit 1.1 - Pg. 8


liability that would result in material adverse effect on the business of Lifelong, other than those (a) reflected or reserved against in the Lifelong Financials, (b) incurred in the ordinary course of business since June 30, 2000 or (c) set forth in Section 2.7 of the Disclosure Schedule.

2.8	Additional Information.

Section 2.8 of the Disclosure Schedule shall set forth a true, complete and correct list, or shall reference an attachment thereto, of the following items:

2.8.1	Real Property.

All real property and structures thereon, presently (i) owned by, or subject to a contract of purchase and sale or option agreement involving Lifelong (collectively, the "Real Property"), (ii) leased by, or subject to a lease commitment involving, Lifelong (collectively, the "Leased Property"), with a description of: (x) the general use to which such real property is or was put; (y) the general nature and amount of any Encumbrances thereon; and (z) if leased the name of the lessor and a true, complete and correct copy of any written agreement pursuant to which such real property is leased.

2.8.2	Machinery and Equipment.

All machinery, work product, tools, equipment, furnishings, and fixtures (excluding such items that had a cost basis of $20,000 or less at the date of the Disclosure Statement) owned, leased or subject to a contract of purchase and sale or lease commitment, by Lifelong with, to the extent practical, a description with respect to each such of: (i) the serial number of such item; (ii) the general location at which such item is kept; (ii) whether such item is owned or leased;
(iv) if owned, a general description of the nature and amount of any Encumbrances thereon; and (v) if leased, the name of the lessor and a true, complete and correct copy of any written agreement pursuant to which such item is leased.

2.8.3	Receivables.

All accounts and notes receivable presently owned by Lifelong, together with an appropriate aging schedule, as of June 30, 2000, which list separately all amounts receivable from the Lifelong Shareholders, director, officer, employee, or agent of Lifelong, from or from many of their respective affiliates. Except as set forth on
Section 2.8.3 of the Disclosure Schedule, to the best of Lifelong's knowledge, all accounts and notes receivable of Lifelong represent bona fide claims against debtors for services performed or other charges arising in the ordinary course of business and are subject to no material defenses, counterclaims or rights of set-off.

2.8.4	Payables.

All accounts and notes payable owed by Lifelong, together with an appropriate aging schedule, as of June 30, 2000, which list separately all such amounts payable to any Lifelong Shareholder, director, officer, employee, or agent of Lifelong, to Lifelong Shareholders or to any of the irrespective affiliates. Except as set forth in Section
2.8.4 of the Disclosure Schedule, to the best of Lifelong's knowledge,


          Exhibit 1.1 - Pg. 9


all accounts and notes payable of Lifelong represent bona fide claims against Lifelong for services performed or other charges arising in the ordinary course of business.

2.8.5	Contracts.

All contracts, agreements and commitments of Lifelong, whether or not made in the ordinary course of business, including leases under which Lifelong is lessor or lessee, which are to be performed in whole or in part after the Effective Time, and which (i) involve or may involve aggregate payments by or to Lifelong of $20,000 or more after the Effective Time, (ii) are not terminable by Lifelong without premium or penalty on 60 (or fewer) days' notice, (iii) purport to prohibit or restrict the ability of Lifelong to participate or compete in any material line of business or with any person, (iv) purport to prohibit or restrict another person's ability to be in the line of business of Lifelong or to compete with Lifelong or (v) are otherwise material to the business or properties of Lifelong. To the best of Lifelong's knowledge, except as set forth on Schedule 2.8.5 of the Disclosure Schedule, Lifelong has complied in all material respects with all commitments, contracts, agreements and obligations pertaining to it listed on Section 2.8.5 of the Disclosure Schedule and is not and will not be as of the date of the Disclosure Schedule, in material default under any such contracts and agreements and no notice of material default has been received, in each case which would have a material adverse effect on the business of Lifelong.

2.8.6	Licenses; Permits.

	All approvals, authorizations, consents, licenses, orders, franchises, rights, registrations and permits of any type held by Lifelong, which together constitute all material approvals, authorizations, consents, licenses, orders, franchises, rights, registrations and permits (the "Permits") required to operate its business as presently conducted. To the best of Lifelong's knowledge, except as set forth on Section 2.8.6 of the Disclosure Schedule, all such Permits are currently in full force and effect and Lifelong is in compliance therewith, except to the extent noncompliance would not have a material adverse effect on the business of Lifelong. Except as set forth in Section 2.8.6 of the Disclosure Schedule, the execution and delivery of this Agreement and the completion of the transactions contemplated hereby will not result in any revocation, cancellation, suspension or modification of any such approval, authorization, consent, license, order, franchise, right, registration or permit, which revocation, cancellation, suspension or modification would have a material adverse effect on the business of Lifelong.

2.8.7	Employment Agreements.

All oral or written employment or consulting agreements to which Lifelong is a party or by which Lifelong is bound, including, without limitation, all oral or written employment or consulting agreements or any other arrangements with any person which provide for the payment of any consideration by Lifelong to such person as a result of the termination of such person's employment with Lifelong, or on the completion of the transactions contemplated hereby.


          Exhibit 1.1 - Pg. 10


2.8.8	Insurance Policies.

All (i) policies of property, fire and casualty, product liability, worker's compensation, professional liability and title insurance and other forms of insurance, under which Lifelong is insured, and (ii) bonds issued or posted by any person which respect to any operation or other activities of Lifelong.

2.8.9	Transactions with Management.

All material contracts, leases and commitments by and between Lifelong and any of its officers, directors, stockholders, employees, or agents, or any affiliate of any such person. Except as set forth in
Section 2.9 of the Disclosure Schedule, none of the officers, directors, stockholders, or employees of Lifelong owns, leases or licenses any interest in any asset used by Lifelong in its business, other than solely by and through ownership of the capital stock of Lifelong.

2.8.10	Assumed Names.

All assumed or fictitious names under which Lifelong engages in or conducts any business.

2.9	Litigation.

Except as shall be set forth in Section 2.9 of the Disclosure
Schedule, there is no suit, action, proceeding or investigation pending or, to the best knowledge of Lifelong, threatened against or affecting Lifelong (or any of its officers or directors in connection with the business of Lifelong), nor is there any outstanding judgment, order, writ, injunction or decree against Lifelong.

2.10	Absence of Certain Changes.

Except as shall be set forth in Section 2.10 of the Disclosure Schedule, to the best of Lifelong's knowledge, since June 30, 2000, there has not been: (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of Lifelong; (ii) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties or business of Lifelong; (iii) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of Lifelong; (iv) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by Lifelong to any of its officers, directors, employees, consultants or agents other than raises or increases in compensation consistent with prior policy that are not in excess of five percent of the individual's annual compensation or hourly rate; (v) the creation of any material Encumbrance on any of the assets of Lifelong, or the amendment, modification or extension of any existing material Encumbrance on any such asset other than any such creation, amendment, modification or extension effected (A) in the ordinary course of business, (B) as required in connection with the Lifelong Merger, (C) in connection with the transfer of those certain assets set forth on
Section 2.10 of the Disclosure Schedule; or (D) for current taxes or assessments which are not yet due, or being contemplated in good faith by appropriate proceedings; (vi) any sale, assignment, transfer, conveyance, lease, hypothecation, abandonment or other disposition of or agreement to sell, assign, transfer, convey, lease, hypothecate, abandon or otherwise dispose of, any of the material assets of Lifelong, other that (A) assets sold in the ordinary course of


          Exhibit 1.1 - Pg. 11


business; (B) the assets set forth on Section 2.10 of the Disclosure Schedule; or (C) any assets which are scrapped as obsolete in conformance with customary procedure.

2.11	Title to Assets; Encumbrances.

2.11.1	Except as shall be set forth in Section 2.11 of the
Disclosure Schedule, Lifelong owns its material assets, whether real, personal or intangible, free and clear of all Encumbrances, except for
(i) liens for current taxes and assessments not yet due, or being contested in good faith by appropriate proceedings, (ii) mechanic's liens arising under the operation of law or for actions contested in good faith or for which payment arrangements have been made, (iii) liens granted or incurred by Lifelong in the ordinary course of its business or in connection with the financing of office space, furniture and equipment in the ordinary course of its business, (iv) easements, covenants, restrictions and other exception to title of record (which do not materially and adversely affect the operation of Lifelong), (v) Encumbrances otherwise described in Section 2.11 of the Disclosure Schedule, or (vi) Encumbrances reflected on the balance sheet at December 31, 1998 of Lifelong;

2.11.2	Except as shall be set forth on Section 2.11 of the
Disclosure Schedule, there are no parties in possession of any of the material assets of Lifelong other than Lifelong, other than personal property held by third parties in the reasonable and ordinary course of business. Subject to the Encumbrances set forth in Section 2.11 of the Disclosure Schedule or described in Section 2.11.1, Lifelong enjoys full, free and exclusive use and quiet enjoyment of its material assets and its rights pertaining thereto. Subject to the Encumbrances set forth in Section 2.11 of the Disclosure Schedule or described in Section 2.11.1, Lifelong enjoys peaceful and undisturbed possession under all leases under which it is lessee.

2.12	Condition of Assets.

Except as set forth in Section 2.12 of the Disclosure Schedule, to the best of Lifelong's knowledge, each of the buildings, structures, equipment or other items of tangible personal property of Lifelong with a cost basis of at least $20,000 is in working order and repair, ordinary wear and tear excepted.

2.13	Taxes and Returns.

2.13.1	Except as set forth on Section 2.13 of the Disclosure
Schedule, Lifelong or its subsidiary entities has (i) filed all material tax returns and reports required to be filed by it and (ii) paid all material taxes which it has incurred and which have become due and payable, except such as are being or may be contested in good faith by appropriate proceedings or relate to the fiscal year ended December 31, 1999. Except as set forth on Section 2.13 of the Disclosure Schedule, no deficiencies for any taxes have been proposed, asserted, or formally assessed against Lifelong, and no requests for waivers of the time to assess any such tax are pending. The Lifelong Financials reflect an adequate accrual, based on the facts and circumstances existing as of the date hereof, for all material taxes payable by Lifelong (whether or not shown on any return) through the date thereof. Section 2.13 of the Disclosure Schedule shall include true, complete and correct copies of all tax returns and reports filed by Lifelong since January 1, 1998.


          Exhibit 1.1 - Pg. 12


2.13.2	For the purposes of this Agreement, the term "tax"
(including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, local and foreign income, profits, franchise, gross receipt, payroll, estimated sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

2.14	Employment Practices.

Except as set forth in Section 2.14 of the Disclosure Schedule, Lifelong has complied with the Occupational Safety and Health Act and all other laws relating to equal employment of labor including, without limitation, laws relating to equal employment opportunity and employment discriminations, employment of illegal aliens, wages, hours and collective bargaining, the violation or failure to comply with which would have a material adverse effect on the business of Lifelong. Notwithstanding anything herein to the contrary, and except as set for in Section 2.14 of the Disclosure Schedule, Lifelong has complied with all laws relating to the collection and payment of social security and withholding taxes, or both, and similar taxes except where the failure to comply with such laws would not have a material adverse effect on the business of Lifelong. Except as set forth in Section 2.14 of the Disclosure Schedule, Lifelong is not liable for any arrearage of wages or any taxes or penalties for failure to comply with any of the foregoing, which would have a material adverse effect on the business of Lifelong.

2.15	Compliance with Law.

Except as set forth in Section 2.15 or any other Section of the Disclosure Schedule, to the best knowledge of Lifelong, Lifelong is in compliance with and is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to: (a) any applicable law, rule, regulation or statute applicable to the operations of Lifelong, or (b) any order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court or any Government Entity to which Lifelong is a party or by which Lifelong is bound, which violation or default or alleged violation or default would materially and adversely affect the business of Lifelong.

2.16	Environmental Requirements and Health and Safety Requirements.

To the best of Lifelong's knowledge, Section 2.16 of the Disclosure Schedule sets forth true, correct and complete copies of all material claims and complaints, or reports or other documents related to such material claims or complaints, in the files of Lifelong made by or against Lifelong during the past three years pursuant to Environmental Requirements or Health or Safety Requirements (other than those documents which Lifelong has determined, in good faith and after consultation with counsel, should remain protected by the attorney-client privilege). At present, to the best of Lifelong's knowledge, none of the operations of Lifelong is subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a material violation of or a material liability under any Environmental Requirement or any Health and Safety Requirement, except as set forth in Section 2.16 of the Disclosure Schedule.


          Exhibit 1.1 - Pg. 13


2.17	Books and Records.

All the stock records and minute books of Lifelong shall be delivered to or made available upon request for inspection by PROVIDENCE not later than two (2) business days prior to the Scheduled Closing Date. To the best of Lifelong's knowledge, such stock records and minute books are true and correct in all material respects.


                       ARTICLE III

       REPRESENTATIONS AND WARRANTIES OF PROVIDENCE
       REPRESENTATIONS AND WARRANTIES OF PROVIDENCE

Representations and warranties shall be made by PROVIDENCE and shall survive the Effective Time for a period of one (1) year. PROVIDENCE represents and warrants to Lifelong as follows:

3.1	Organization and Standing.

PROVIDENCE is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is duly authorized, qualified and in good standing under all applicable laws, regulations, ordinances and orders of public authorities and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so authorized, qualified or licensed would not have a material adverse effect on the business of PROVIDENCE taken as a whole. PROVIDENCE is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the character of its properties, owned or leased, or the nature of their activities, makes such licensing or qualification necessary, except for where the failure to be so licensed and qualified would not have a material adverse effect on the business of PROVIDENCE.

True and correct copies of the Articles of Incorporation (certified by the Secretary of State of the States of Colorado) are attached hereto as Exhibit C.

3.2	Authority.

PROVIDENCE has the necessary corporate power and authority to enter into this Agreement, as well as the Transaction Documents more fully defined in Section 6:4, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents, and the completion of the transactions contemplated hereby and thereby have been duly authorized by corporate action of the part of the Board of Directors of PROVIDENCE , and subject to the convening of a shareholder's meeting pursuant to Article 7-111-101-109 of the Colorado Business Corporation Act in order to approve this Agreement and the Transaction Documents, no further corporate proceedings on the part of PROVIDENCE will be necessary. When issued pursuant to this Agreement, the Shares of


          Exhibit 1.1 - Pg. 14


PROVIDENCE common stock to be issued to Lifelong Shareholders on the Effective Time will be duly authorized, validly issued, fully paid and non-assessable, and the PROVIDENCE Shares to be issued to Lifelong Shareholders on the Effective Time shall be legally equivalent in all respects to the PROVIDENCE Common Stock issued and outstanding as of the date hereof. This Agreement has been executed and delivered by PROVIDENCE and constitutes the legal, valid and binding obligation of PROVIDENCE, enforceable in accordance with its terms. As of the Effective Time, each of the Transaction Documents will constitute a legal, valid and binding obligation of PROVIDENCE , each enforceable in accordance with its terms.

3.3	No Conflict, Default, Breach or Violation.

The execution and delivery of this Agreement does not, and the completion of the transactions contemplated hereby and thereby will not, conflict with or result in a breach of or the acceleration of any obligation under, or constitute a default or event of default (or event which with notice or lapse of time or both would constitute a default) under, any provision of any charter, bylaw, indenture, mortgage, lien, lease, agreement, contract, order, judgment, or, to the best knowledge of PROVIDENCE, any judicial or administrative decree, ordinance or regulation, permit, license, franchise or any restriction to which any property of PROVIDENCE or any of its subsidiaries is subject or by which PROVIDENCE or any of its subsidiaries is bound, the effect of which would be materially adverse to PROVIDENCE and its subsidiaries taken as a whole. Neither PROVIDENCE nor any of its subsidiaries is alleged to be in violation or default or under any applicable law, statute, order, rule or regulation promulgated or judgment entered by any Governmental Entity, relating to or affecting the operation, conduct or ownership of the property or business of PROVIDENCE or such subsidiaries, which violation or default or alleged violation or default would have a material, adverse effect, on PROVIDENCE and its subsidiaries taken as a whole.

3.4	Approvals.

Except for usual and customary compliance with the Securities Act, the securities or blue sky laws of various states, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental agency or instrumentality, domestic or foreign (a "Governmental Entity"), or third party is required by or with respect to PROVIDENCE in connection with the execution and delivery by PROVIDENCE of this Agreement, or the completion of the transactions contemplated hereby, the absence of which would have a material adverse effect on PROVIDENCE.

3.5	SEC Documents; Filings; Financial Statements.

3.5.1	PROVIDENCE has delivered to Lifelong accurate and complete copies
(excluding copies of exhibits) of each report, registration statement
(on a form other than Form S-8) and definitive information statement filed by PROVIDENCE with the SEC between November 1, 1999 and the date of this Agreement (the "PROVIDENCE SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the PROVIDENCE SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange


          Exhibit 1.1 - Pg. 15


Act (as the case may be); and (ii) none of the PROVIDENCE SEC
Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.5.2	The consolidated financial statements contained in the PROVIDENCE
SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto;
(ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of PROVIDENCE and its subsidiaries as of the respective dates thereof and the consolidated results of operations of PROVIDENCE and its subsidiaries for the periods covered thereby.

3.6	Information Supplied.

To the best knowledge of PROVIDENCE , no written statement, certificate, schedule, list or other written information furnished by or on behalf of PROVIDENCE to Lifelong on or prior to the date hereof in connection herewith contains (after giving effect to any correction thereof furnished to Lifelong in writing prior to the date hereof) any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

3.7	Capitalization of PROVIDENCE.

As of the date hereof, the authorized capital stock of PROVIDENCE consists of fifty million (50,000,000) shares of PROVIDENCE Common Stock, $.001 par value, of which seven hundred thirty-four thousand (734,000) shares of common stock are issued and outstanding, all such shares being issued under Form S-8 filed with the SEC on August 24, 2000, and fifty million (50,000,000) shares of PROVIDENCE Preferred Stock, $.001 par value, of which none are issued and outstanding. All of the issued and outstanding shares of capital stock of PROVIDENCE have been duly and validly authorized and validly issued and are fully paid and non-assessable. As of the date hereof, except as disclosed herein, there are no authorized or outstanding subscriptions, options, conversion rights, warrants or other agreements, securities or commitments of any nature whatsoever (whether oral or written and whether firm or conditional) obligating PROVIDENCE or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, to any person any shares of PROVIDENCE Common Stock or any other shares of the capital stock of PROVIDENCE or any shares of the capital stock of any of its subsidiaries, or any securities convertible into or exchangeable for any such shares, or obligating any such person to grant, extend or enter into any such agreement or commitment. There are no agreements obligating PROVIDENCE to redeem, repurchase or otherwise acquire the capital stock of PROVIDENCE, or any other securities issued by it, or to register the sale of the capital stock of PROVIDENCE under applicable securities laws. There


          Exhibit 1.1 - Pg. 16


are no agreements or arrangements prohibiting or otherwise restricting the payment of dividends or distributions to the PROVIDENCE
Shareholders by PROVIDENCE.

3.8	Title to Assets; Encumbrances.

3.8.1	PROVIDENCE and its subsidiaries own their respective assets, whether real, personal or intangible, free and clear of all Encumbrances, except (i) liens for current taxes and assessments not yet due or being contested in good faith by appropriate proceedings,
(ii) mechanic's liens arising under the operation of law or for actions contested in good faith or for which payment arrangements have been made, (iii) liens granted or incurred by PROVIDENCE or any of its subsidiaries in the ordinary course of its business or in connection with the financing of office space, furniture and equipment in the ordinary course of its business, (iv) easements, covenants, restrictions and other exceptions to title of record which do not materially and adversely affect the operations of PROVIDENCE and its subsidiaries, (v) such Encumbrances as do not secure indebtedness in excess of $10,000, which in the aggregate (meaning as to PROVIDENCE and all of its subsidiaries) do not secure indebtedness in excess of $10,000, or (vi) Encumbrances reflected in the SEC Documents;

3.8.2	Except as set forth in the Form 10-KSB for the period ended
December 31, 1999 ("Form 10-K"), there are no parties in possession of any of the assets of PROVIDENCE or its subsidiaries other than PROVIDENCE or such subsidiaries, other than personal property held by third parties in the reasonable and ordinary course of business. Except as set forth in the Form 10-K, PROVIDENCE and each of its subsidiaries enjoy full, free and exclusive use and quiet enjoyment of their respective assets and all rights pertaining thereto, and PROVIDENCE and its subsidiaries enjoy peaceful and undisturbed possession under all leases under which any of them is lessee.

3.9	Subsidiaries.

PROVIDENCE has no subsidiaries.

3.10	Litigation.

Except as set forth in the Form 10-K, there is no suit, action, proceeding or investigation pending or, to the best knowledge of PROVIDENCE, threatened against or affecting PROVIDENCE or any of its subsidiaries (or any of its officers or directors in connection with the business of PROVIDENCE or any of its subsidiaries), nor is there any outstanding judgment, order, writ, injunction or decree against PROVIDENCE or any of its subsidiaries, which suit, action, proceeding or investigation had or could reasonably be expected to have a material adverse effect on PROVIDENCE and its subsidiaries, taken as a whole. Except as set forth in the SEC Documents, to the best knowledge of PROVIDENCE: (i) there are no facts upon which any action, suit or proceeding could be brought against PROVIDENCE or any of its subsidiaries that would have a material adverse effect on PROVIDENCE; and (ii) neither PROVIDENCE nor any of its subsidiaries is subject to any court order, writ, injunction, decree, settlement agreement or judgment that contains or orders any ongoing obligations, whether prohibitory or mandatory in nature, on the part of PROVIDENCE or its subsidiaries.


          Exhibit 1.1 - Pg. 17


3.11	Environmental Requirements and Health and Safety Requirements.

There are no claims, complaints or reports made by or against PROVIDENCE during the past three years pursuant to Environmental Requirements or Health or Safety Requirements. At present, to the best of PROVIDENCE's knowledge, none of the operations of PROVIDENCE is subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a material violation of or a material liability under any Environmental Requirement or any Health and Safety Requirement.

3.12	Absence of Undisclosed Liabilities.

PROVIDENCE has no liabilities or obligations, either accrued, absolute, contingent, or otherwise, required to be but not reflected or reserved against in the PROVIDENCE Financials in accordance with generally accepted accounting principles, except those incurred in the ordinary course of business, and PROVIDENCE knows of no potential liability that would result in material adverse effect on the value or business of PROVIDENCE.

3.13	Financial Statements.

PROVIDENCE has furnished to Lifelong true, complete and correct copies of the financial statements of PROVIDENCE, at and for the fiscal year ended December 31, 1999 (these financial statements being collectively referred to herein as the "PROVIDENCE Financials"). The PROVIDENCE Financials will be in accordance with the books and records of PROVIDENCE, comply as to form in all material respects with applicable accounting requirements, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of PROVIDENCE as at the date thereof. Since December 31, 1999, there has not been, occurred or arisen (a) any material adverse change in the business or the consolidated financial condition of PROVIDENCE and its subsidiaries, considered as a whole, from that shown on the aforementioned balance sheet as of December 31, 1999, or (b) any event, condition or state of facts of any character which, to the best of the knowledge of PROVIDENCE, materially and adversely affects, or threatens to materially and adversely affect, the business or results of operations or financial condition of PROVIDENCE and its subsidiaries, considered as a whole.

3.14	Contracts.

There are no contracts, agreements, benefit plans, insurance policies, collective bargaining agreements and commitments of PROVIDENCE, whether or not made in the ordinary course of business, including leases under which PROVIDENCE is lessor or lessee, which are to be performed in whole or in part after the Effective Time, other than an agreement with Nadeau and Simmons, P.C. referred to in Section 6.9 of this Agreement.


          Exhibit 1.1 - Pg. 18


3.15	Taxes and Returns.

3.15.1	PROVIDENCE has (i) filed all tax returns and reports
required to be filed by it and (ii) paid all taxes, assessments and governmental charges and penalties which it has incurred and which have become due and payable, except such as are being or may be contested in good faith by appropriate proceedings or relate to the fiscal year ended December 31, 1999. PROVIDENCE is not delinquent in the payment of any material tax, assessment or governmental charge, and no deficiencies for any taxes have been proposed, asserted, or formally assessed against PROVIDENCE, and no requests for waivers of the time to assess any such tax are pending, the PROVIDENCE Financials reflect an adequate accrual, based on the facts and circumstances existing as of the date hereof, for all material taxes payable by PROVIDENCE (whether or not shown in any return) through the date thereof. All tax returns and taxes for periods after December 31, 1998 have or will be filed and paid by PROVIDENCE on a timely basis, unless said taxes are being contested in good faith by appropriate proceedings.

3.15.2	For the purposes of this Agreement, the term "tax"
(including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, local and foreign income, profits, franchise, gross receipt, payroll, estimated sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

3.16	Compliance with Law.

To the best knowledge of PROVIDENCE, PROVIDENCE is in compliance with and is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to: (a) any applicable law, rule, regulation or statute applicable to the operations of PROVIDENCE, or (b) any order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court or any Government Entity to which PROVIDENCE is a party or by which PROVIDENCE is bound, which violation or default or alleged violation or default would materially and adversely affect the business, operations, affairs, prospects, properties, assets, profits or condition of PROVIDENCE . To the best knowledge of PROVIDENCE, PROVIDENCE is not delinquent with respect to (a) any report required to be filed with any Governmental Entity or (b) the preparation and delivery of any reports required by private agreements to which PROVIDENCE is a party, which delinquency might materially and adversely affect the business, operations, affairs, prospects, properties, assets, profits, conditions of PROVIDENCE .

3.17	Intellectual Property

PROVIDENCE has no letters of patent, patent applications, inventions upon which patent applications have not yet been filed, trade names, trademarks, trademark registrations and applications, copyrights, copyright registrations and applications, both domestic and foreign, presently owned, possessed, used or held by PROVIDENCE.


          Exhibit 1.1 - Pg. 19


3.18	Brokers' or Finders' Fees

No agent, broker, person or firm acting on behalf of PROVIDENCE or under its authority is or will be entitled to any commission, broker, finder, or financial advisory fees from any of the parties hereto in connection with any of the transactions contemplated herein.


                           ARTICLE IV

                 OBLIGATIONS PENDING EFFECTIVE TIME

4.1	Agreements of Lifelong.

Lifelong agrees that from the date hereof to and through the Effective Time, Lifelong will:

4.1.1	Corporate Approvals.

Use its best efforts for the purpose of authorizing and obtaining the consent of the Lifelong Shareholders to this Agreement and the merger contemplated hereby.

4.1.2	Maintenance of Present Business.

Except as contemplated by this Agreement, Lifelong shall operate its business only in the usual, regular, and ordinary manner so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationship with all material customers, suppliers, jobbers, distributors, and others having business dealings with it. If Lifelong proposes to secure a waiver of this covenant from PROVIDENCE with respect to a particular transaction, Lifelong shall be deemed in compliance with this covenant if the President of PROVIDENCE or his successor does not deliver to Lifelong his objection in writing to any action described in such waiver request within 72 hours of receiving notice of such waiver request from Lifelong.

4.1.3	Maintenance of Properties.

At its expense, maintain all of its property and assets in customary (for Lifelong) repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted.

4.1.4	Maintenance of Books and Records.

Maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis.


          Exhibit 1.1 - Pg. 20


4.1.5	Compliance with Law.

Continue to conduct its activities in a manner consistent with its current understanding of the laws applicable to it, unless and until it receives written notice from a Governmental Entity that it is not in compliance with a particular law or laws, at which time Lifelong will modify its conduct to comply with such law or laws.

4.1.6	Inspection.

Allow PROVIDENCE, its directors, officers and authorized representatives, during normal business hours, to inspect its records and to consult with its officers, employees, attorneys, and agents for the purpose of determining the accuracy of the representations and warranties made, and the compliance with covenants contained, in this Agreement. PROVIDENCE agrees that it and its officers and representatives shall hold all data and information obtained with respect to the other parties hereto in strict confidence, and further agrees that it will not use such data or information or disclose the same to others, except to the extent such date or information either is, or becomes, published or a matter of public knowledge.

PROVIDENCE and Lifelong agree that they will not issue any press release or other disclosure of this Agreement without the prior approval of the other, which shall not be unreasonably withheld, unless, in the good faith opinion of counsel, such disclosure is required by law and time does not permit the obtaining of such consent, or such consent is withheld.

In the event of a breach or threatened breach by PROVIDENCE or its officers or representatives of the provision of this Section, Lifelong shall be entitled, in addition to any other available remedy, to an injunction restraining any disclosure by PROVIDENCE, or its officers or representatives of any of such confidential information.

4.1.7	Prohibition of Certain Contracts.

Not enter into any contracts outside of the ordinary course of business without the prior written consent of PROVIDENCE, which consent will not be unreasonably withheld. If Lifelong proposes to secure a waiver of this covenant from PROVIDENCE with respect to a particular transaction, Lifelong shall be deemed in compliance with this covenant if the President of PROVIDENCE or his successor does not deliver to Lifelong his objection in writing to any action described in such waiver request within 72 hours of receiving notice of such waiver request from Lifelong.

4.1.8 Prohibition of Loans.

Not incur any borrowings, except in the usual and ordinary course of business, without the prior written consent of PROVIDENCE, which consent will not be unreasonably withheld.

4.1.9 Prohibition of Certain Commitments.

Not enter into a commitment for expenditures or incur any liability exceeding $25,000, in the aggregate, except (i) as may be necessary or desirable for the maintenance of existing facilities, machinery and equipment in the ordinary course of business or in connection with


          Exhibit 1.1 - Pg. 21


measures taken to effect the Merger, as described herein, (ii) as in otherwise consented to in writing by PROVIDENCE, or (iii) as may otherwise be in the ordinary course of business.

4.1.10	Disposal of Assets.

The company shall not sell, dispose of, or encumber, any property or assets, except (i) in the usual and ordinary course of business; or
(ii) as is otherwise consented to in writing by PROVIDENCE or authorized hereunder.

4.1.11	Maintenance of Insurance.

Keep in full force and effect present insurance policies or other comparable coverage on all its properties.

4.1.12	No Amendment to Articles of Incorporation.

Not amend its certificate of incorporation or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock or the character of its business.

4.1.13	No Issuance, Sale, or Purchase of Securities.

Except as contemplated by this Agreement or subject to an agreement described herein or in the Disclosure Schedule, not issue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of its capital stock, or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock.

4.1.14	Prohibition of Dividends.

Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof.

4.1.15	Notice of Material Developments.

Promptly notify PROVIDENCE in writing of any material adverse change in, or any changes which in the aggregate would likely result in a material adverse change in, the business, properties, condition (financial or otherwise) or results of operations of Lifelong, whether or not occurring in the usual and ordinary course of its business, but only to the extent Lifelong has actual knowledge of any such changes.

4.2	Agreements of PROVIDENCE.

PROVIDENCE agrees that from the date hereof to the Effective Time, it will:


          Exhibit 1.1 - Pg. 22


4.2.1	Corporate Approvals.

Call and hold a meeting of its shareholders to approve the Transaction contemplated herein, and its board of directors for the purpose of authorizing and obtaining the consent of PROVIDENCE as sole stockholder of to this Agreement and the merger contemplated hereby.

4.2.2	Maintenance of Present Business.

Except as contemplated by this Agreement, operate no business.

4.2.3	Maintenance of Books and Records.

Maintain the books of account and records of PROVIDENCE and each of its subsidiaries in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis.

4.2.4	Compliance with Law.

Continue, and cause its subsidiaries to continue, to conduct its and their activities in a manner consistent with PROVIDENCE's current understanding of the laws applicable to said entities, unless and until PROVIDENCE receives written notice from a Government Entity that said entities are not in compliance with a particular law or laws, at which time PROVIDENCE will cause said entity or entities to comply with such law or laws.

4.2.5	Inspection.

Allow Lifelong and its directors officers and authorized representatives, during normal business hours, to inspect its and each of its subsidiaries' records and to consult with its and each of its subsidiaries' officers, employees, attorneys, and agents for the purpose of determining the accuracy of the representations and warranties made, and the compliance with covenants contained, in this Agreement. Lifelong agrees that it and its officers and representatives shall hold all data and information obtained with respect to the other parties hereto in strict confidence, and each further agrees that it will not use such data or information or disclose the same to others, except to the extent such data or information either is, or becomes, published or a matter of public knowledge. In the event of a breach or threatened breach by Lifelong or its officers or representatives of the provisions of this Section, PROVIDENCE shall be entitled, in addition to any other available remedy, to an injunction restraining any disclosure by Lifelong or its officers or representatives of any of such confidential information.

4.2.6	Prohibition of Contracts.

Except as contemplated by this Agreement, PROVIDENCE shall not enter into any contract.

4.2.7	Prohibition of Indebtedness.

PROVIDENCE shall not incur any indebtedness of any kind or nature.


          Exhibit 1.1 - Pg. 23


4.2.8	Disposal of Assets.

PROVIDENCE shall not dispose of any assets.

4.2.9	Maintenance of Insurance.

Keep in full force and effect present insurance policies or other comparable coverage on all of the assets of PROVIDENCE and all of its subsidiaries.

4.2.10	No Amendments to Articles of Incorporation.

Not amend its Articles of Incorporation, or merge into any other corporation.

4.2.11	Notice of Material Developments.

Promptly notify Lifelong in writing of any material adverse change in, or any changes which in the aggregate would likely result in a material adverse change in, the business, properties, condition
(financial or otherwise), results of operations or prospects of PROVIDENCE or any of its subsidiaries, whether or not occurring in the usual and ordinary course of business, but only to the extent
PROVIDENCE or any of such subsidiaries has actual knowledge of any such changes.

4.2.12	Performance of Contracts.

Perform or cause to be performed all material obligations of PROVIDENCE or any of its subsidiaries under agreements relating to or affecting their respective assets, properties or rights.


                        ARTICLE V

        ADDITIONAL COVENANTS OF THE PARTIES ADDITIONAL
                 COVENANTS OF THE PARTIES

5.1	Filings and Consents.

As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Lifelong Merger and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Lifelong Merger and the other transactions contemplated by this Agreement, other than those Consents identified on Section 2.25 of the Disclosure Schedule. PROVIDENCE shall (upon request) promptly deliver to Lifelong a copy of each such filing made, each such notice given and each such Consent obtained by Lifelong during the period prior to Closing.


          Exhibit 1.1 - Pg. 24


5.2	Public Announcements.

After the date hereof, each party shall not (and each party shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without the other party's prior written consent.

5.3	Best Efforts.

During the period prior to Closing, PROVIDENCE, and Lifelong shall use their best efforts to cause the conditions set forth in Article 6 to be satisfied on a timely basis.

5.4	Employment and Consulting Agreements.

Omitted.

5.5	FIRPTA Matters.

Omitted.

5.6	Investment Representation Letter.

At the Closing, each of the Lifelong Shareholders shall execute and deliver to Lifelong an investment representation letter in the form attached hereto at Exhibit D (an "Investment Representation Letter").


                     ARTICLE VI ARTICLE VI

  CONDITIONS PRECEDENT TO OBLIGATIONS OF CONDITIONS PRECEDENT TO
  OBLIGATIONS OF PROVIDENCE AND LIFELONG PROVIDENCE AND LIFELONG

The obligations of PROVIDENCE, and Lifelong to effect the Lifelong Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

6.1	Accuracy of Representations.

Each of the representations and warranties made by PROVIDENCE and Lifelong in this Agreement and in each of the Transaction Documents and instruments delivered to PROVIDENCE, and Lifelong in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any Material Adverse Effect or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (without giving effect to


          Exhibit 1.1 - Pg. 25


any update to the Disclosure Schedule, and without giving effect to any Material Adverse Effect or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties).

6.2	Performance of Covenants.

All of the covenants and obligations that PROVIDENCE and Lifelong are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

6.3	Consents.

All Consents required to be obtained in connection with the Lifelong Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

6.4	Agreements and Documents.

PROVIDENCE and Lifelong shall have received the following agreements and documents (herein referred to as "Transaction Documents"), each of which will be in full force and effect as of the Effective Time:

(i)	    Articles of Merger
(ii)	   A Disclosure Schedule executed by Lifelong;
(iii)	  Investment Representation Letters executed by each of the
        Lifelong Shareholders;
(iv)	   Legal Opinions of Nadeau & Simmons, P.C. and Stewart A.
        Merkin, Esq.. dated as of the Closing Date, outstanding in the forms attached hereto at Exhibit E;
(v)	    A certificate executed by both parties and containing the
        representation and warranty of each party that each of the representations and warranties set forth in Section 2 and 3 is accurate in all respects as of the Closing Date as if
        made on the Closing Date and that the conditions set forth in Section 6 have been duly satisfied (the "Closing
        Certificate");
(vi)	   Written resignations of all officers and directors of PROVIDENCE, effective as of the Effective Time;
(vii)	  Agreement with Emerson Bennett to provide investment banking services for one year after the Effective Time; and
(viii)	 Agreement with Tucker Hall to provide public relations and
        investor relations services for one year after the Effective Time.


6.5	Omitted


          Exhibit 1.1 - Pg. 26


6.6	No Restraints.

No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Lifelong Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Lifelong Merger that makes consummation of the Lifelong Merger illegal.

6.7	No Legal Proceedings.

No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Lifelong Merger or seeking to prohibit or limit the exercise by PROVIDENCE of any material right pertaining to its ownership of the assets of Lifelong.

6.8	Employees.
                                *
No more than one of the individuals identified on Exhibit F shall have ceased to be employed by, or expressed an intention to terminate their employment with, Lifelong.


6.9	Balance Sheet

The balance sheet of PROVIDENCE shall show no liabilities.


                        ARTICLE VII

                        TERMINATION

7.1	Termination Events.

This Agreement may be terminated prior to the Closing:

(a)	by PROVIDENCE if PROVIDENCE reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of PROVIDENCE to comply with or perform any covenant or obligation of PROVIDENCE set forth in this Agreement);

(b)	by Lifelong if Lifelong reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Lifelong to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to PROVIDENCE);

(c)	by PROVIDENCE at or after the Scheduled Closing Time if any
condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;


          Exhibit 1.1 - Pg. 27


(d)	by Lifelong at or after the Scheduled Closing Time if any
condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

(e)	by PROVIDENCE if the Closing has not taken place on or before
August 31, 2000 (other than as a result of any failure on the part of PROVIDENCE to comply with or perform any covenant or obligation of PROVIDENCE set forth in this Agreement);

(f)	by Lifelong if the Closing has not taken place on or before
August 31, 2000 (other than as a result of the failure on the part of Lifelong to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to PROVIDENCE); or

(g)	by the mutual consent of PROVIDENCE and Lifelong.

7.2	Termination Procedures.

If PROVIDENCE wishes to terminate this Agreement pursuant to Section 7:1(a), Section 7:1(c) or Section 7:1(e), PROVIDENCE shall deliver to Lifelong a written notice stating that PROVIDENCE is terminating this Agreement and setting forth a brief description of the basis on which PROVIDENCE is terminating this Agreement. If Lifelong wishes to terminate this Agreement pursuant to Section 7:1(b), Section 7:1(d) or
Section 7:1(f), Lifelong shall deliver to PROVIDENCE a written notice stating that Lifelong is terminating this Agreement and setting forth a brief description of the basis on which Lifelong is terminating this Agreement.

7.3	Effect of Termination.

If this Agreement is terminated pursuant to Section 7:1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither Lifelong nor PROVIDENCE shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 9; and (c) PROVIDENCE and Lifelong shall, in all events, remain bound by and continue to be subject to
Section 5:2.


                          ARTICLE VIII

                        INDEMNIFICATION

8.1	Survival of Representations, Etc.

(a)	The representations and warranties made by PROVIDENCE, and
Lifelong (including the representations and warranties set forth in Sections 2 and 3, shall survive the Effective Time for a period of one
(1) year, provided, however, that if, at any time prior to the first anniversary of the Closing Date, any Indemnitee (acting in good faith) delivers to either party a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties


          Exhibit 1.1 - Pg. 28


made by either party (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 8.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved. Notwithstanding the foregoing, the representations and warranties set forth in Section
2.14 shall survive until the expiration of the applicable statutes of limitations, including extensions thereof.

(b)	The representations, warranties, covenants and obligations of
PROVIDENCE, and Lifelong, and the rights and remedies that may be exercised by either party, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of either party or any of their Representatives.

(c)	For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by PROVIDENCE, or Lifelong in this Agreement.

8.2	Cross Indemnification.

From and after the Effective Time (but subject to Section 8.1(a)), PROVIDENCE and the and Lifelong shall hold harmless and indemnify each other from and against, and shall compensate and reimburse the other party for, any Damages which are directly or indirectly suffered or incurred by either party or to which either party may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Sections 2 or 3 (without giving effect to any Material Adverse Effect or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, but giving effect to any update to the Disclosure Schedule delivered by PROVIDENCE and Lifelong prior to the Closing); (ii) any breach of any covenant or obligation of PROVIDENCE, or Lifelong (including the covenants set forth in Sections 4 and 5); or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 8).

8.3	Threshold; Ceiling.

PROVIDENCE, or Lifelong shall not be required to make any indemnification payment pursuant to Section 8.2(a) for any inaccuracy in or breach of any of their representations and warranties set forth in Sections 2 and 3 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by the other party, exceeds $100,000 in the aggregate. (If the total amount of such Damages exceeds $100,000, then the Indemnitee shall be entitled to be indemnified against and compensated and reimbursed for all of such Damages, including claims for Damages included in the initial $100,000.


          Exhibit 1.1 - Pg. 29


8.4	Satisfaction of Indemnification Claim.

In the event either party had any liability (for indemnification or otherwise) to the other party under this Section 8, the indemnifying party shall satisfy such liability first, by delivering to such Indemnitee the number of shares of PROVIDENCE determined by dividing
(a) the aggregate dollar amount of such liability by (b) the average closing price of PROVIDENCE as reported for the ten trading days preceding the date such liability is satisfied, and second, to the extent shares of PROVIDENCE are not available to satisfy in full such liability, then such difference in cash.

8.5	No Contribution.

PROVIDENCE, and Lifelong waive, acknowledge and agree that they shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against each other in connection with any third party indemnification obligation or any other liability to which either party may become subject under or in connection with this Agreement.

8.6	Interest.

Any party who is required to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 8 with respect to any Damages shall also be liable to such Indemnitee for interest on the amount of such Damages (for the period commencing as of the date on which indemnifying party first received notice of a claim for recovery by such Indemnitee and ending on the date on which the liability of such indemnifying party to such Indemnitee is fully satisfied by such indemnifying party) at a floating rate equal to the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.

8.7	Defense of Third Party Claims.

In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against PROVIDENCE, or Lifelong) with respect to which either party may become obligated to hold harmless, indemnify, compensate or reimburse any third party Indemnitee pursuant to this Section 8, such party shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own.


                       ARTICLE IXARTICLE IX

          MISCELLANEOUS PROVISIONS MISCELLANEOUS PROVISIONS

9.1	Further Assurances.

Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.


          Exhibit 1.1 - Pg.30


9.2	Fees and Expenses.

If the Lifelong Merger is not consummated for any reason whatsoever, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) ("Fees and Expenses") that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement.
If the Lifelong Merger is consummated, Lifelong shall pay all Fees and Expenses of PROVIDENCE.

9.3	Attorneys' Fees.

If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

9.4	Notices.

All notices and other communications required or permitted under this Agreement and the transactions contemplated hereby shall be in writing and shall be deemed to have been duly given, made and received on the date when delivered by hand delivery with receipt acknowledged, or upon the next Business Day following receipt of facsimile transmission, or upon the fifth day after deposit in the United States mail, registered or certified with postage prepaid, return receipt requested, addressed as set forth below:

(a)	If to PROVIDENCE:

                			1250 Turks Head Building
                			Providence, RI 02903

   	Attention:	    Mark T. Thatcher
   	Telephone:	    401-272-5800
   	Facsimile:	    401-272-5858
	   with a copy (not constituting notice) to:

                			Nadeau & Simmons, P.C.
                			1250 Turks Head Building
                			Providence, RI 02903

   	Attention:	    Adam S. Clavell, Esq.
   	Telephone:	    401-272-5800
   	Facsimile:	    401-272-5858



          Exhibit 1.1 - Pg. 31



(b)	If to Lifelong:

               			329 East Main Street
               			North Adams, MA 01247

   	Attention:	   Michael Nowak
   	Telephone:	   888-725-3433
   	Facsimile:	   613-821-3169

   	with a copy (not constituting notice) to:

               			Law Office of Stewart A. Merkin
                		444 Brickell Avenue, Ste. 300
               			Miami, Florida 33131

  	 Attention:	   Stewart A. Merkin, Esq.
   	Telephone:	   (305) 358-5800
    Facsimile:    (305) 358-2490

9.5	Confidentiality.

Without limiting the generality of anything contained in Section 5.2, on and at all times after the Closing Date, each party shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in such party's possession that relates to the business of Lifelong or PROVIDENCE.

9.6	Time of the Essence.

Time is of the essence of this Agreement.

9.7	Headings.

The bolded headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

9.8	Counterparts.

This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

9.9	Governing Law.

This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Colorado and (without giving effect to principles of conflicts of laws).


          Exhibit 1.1 - Pg. 32


9.10	Successors and Assigns.

The rights and obligations of PROVIDENCE, or Lifelong may not be assigned without the prior written consent of both parties. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

9.11	Remedies Cumulative; Specific Performance.

The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

9.12	Waiver.

(a)	No failure on the part of any Person to exercise any power,
right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)	No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.13	Amendments.

This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

9.14	Severability.

In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.


          Exhibit 1.1 - Pg. 33


9.15	Entire Agreement.

This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

9.16	Construction.

(a)	For purposes of this Agreement, whenever the context requires:
the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b)	The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)	As used in this Agreement, the words "include" and "including,"
and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

(d)	Except as otherwise indicated, all references in this Agreement to "Sections" and "Appendix" are intended to refer to Sections of this Agreement and Appendices to this Agreement.

IN WITNESS WHEREOF, PROVIDENCE and Lifelong have signed this Agreement as of the date first written above.

                               PROVIDENCE CAPITAL II, INC.
                               a Colorado Corporation


                        			By:	_____/s/Richard Nadeau_______________
                           				Richard Nadeau, Jr., President


                               LIFELONG.COM, INC.
                               a Delaware Corporation


                        			By:	_____/s/Michael Nowak_________________
                           				Michael Nowak, Chief Executive Officer



          Exhibit 1.1 - Pg. 34



Nadeau & Simmons, P.C. enters into this Agreement for purposes of evidencing its consent to and agreement with Section 6.9.



Date:___August 25___, 2000



By:___/s/_____________________



          Exhibit 1.1 - Pg. 35


                        Exhibit A
                    CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

"Acquisition Transaction" means any transaction involving:
    (a) the sale, license, disposition or acquisition of all or a material portion of PROVIDENCE or Lifelong's business or assets;
    (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of PROVIDENCE or Lifelong,
         (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of PROVIDENCE or Lifelong, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of PROVIDENCE or Lifelong; or
   (c) any merger, consolidation, business combination, reorganization or similar transaction involving PROVIDENCE or Lifelong.

"Affiliate" means, with respect to any specified Person, any other Person in which the specified Person has a direct or indirect interest (except through ownership of less than 5% of the outstanding shares of any entity whose securities are listed on a national securities exchange or traded in the national over-the-counter market).

"Agreement" shall have the meaning specified in the preamble to the Agreement.

"PROVIDENCE" shall have the meaning specified in the preamble to the Agreement.

"PROVIDENCE Common Stock" shall have the meaning specified in Section 1:7:2(i) of the Agreement.

"PROVIDENCE SEC Documents" shall have the meaning specified in Section 3:1:5(a) of the Agreement.

"Balance Sheet" shall have the meaning specified in Section 2:1:7 of the Agreement.

"Business Day" means a day, other than a Saturday or a Sunday, or a federal holiday upon which offices of the federal government are not open for business.

"Closing" and "Closing Date" shall have the meanings specified in
Section 1:1:3 of the Agreement.

"Code" shall have the meaning specified in the recitals to the Agreement.

"Lifelong" shall have the meaning specified in the preamble to the Agreement.


          Exhibit 1.1 - Pg. 36


"Lifelong Common Stock" shall have the meaning specified in the recitals to the Agreement.

"Lifelong Contract" means any Contract: (a) to which Lifelong is a party; (b) by which Lifelong or any of its assets is or may become bound or under which Lifelong has, or may become subject to, any obligation; or (c) under which Lifelong has or may acquire any right or interest.

"Lifelong Financials" shall have the meaning specified in Section
2:1:7 of the Agreement.

"Lifelong Proprietary Asset" means any Proprietary Asset owned by or licensed to Lifelong or otherwise used by Lifelong.

"Lifelong Returns" shall have the meaning specified in Section 2:1:7 of the Agreement.

"Lifelong Stock Certificate" shall have the meaning specified in
Section 1:8 of the Agreement.

"Consent" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

"Contract" means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

"Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

"Disclosure Schedule" means the schedule (dated as of the date of the Agreement) delivered to PROVIDENCE on behalf of Lifelong and the Stockholders.

"Effective Time" shall have the meaning specified in Section 1:1:3 of the Agreement.

"Employment Agreements" shall have the meaning specified in Section 2:1:9:7 of the Agreement.

"Encumbrance" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

"Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, Lifelong (including any


          Exhibit 1.1 - Pg. 37


limited liability Lifelong or joint stock Lifelong), firm or other enterprise, association, organization or entity.

"Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

"ERISA" shall have the meaning specified in Section 2:1:19 of the Agreement.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fees and Expenses" shall have the meaning specified in Section 9:2 of the Agreement.

"First Anniversary" shall have the meaning specified in Section 8:1 of the Agreement.

"GAAP" means generally accepted accounting principles.

"Governmental Authorization" means any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

"Governmental Body" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

"Indemnitees" means the following Persons: (a) PROVIDENCE or Lifelong;
(b) PROVIDENCE or Lifelong's current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the Stockholders shall not be deemed to be "Indemnitees."

"Investment Representation Letter" shall have the meaning specified in
Section 5.6 of the Agreement.

"IRS" means the Internal Revenue Service.

"Legal Proceeding" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

"Legal Requirement" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.


          Exhibit 1.1 - Pg. 38


"Material Adverse Effect" means a violation or other matter will be deemed to have a "Material Adverse Effect" on Lifelong if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on Lifelong's business, condition, assets, liabilities, operations, financial performance or prospects.

"Material Contracts" shall have the meaning specified in Section
2:1:9:9 of the Agreement.

"Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

"Merger" shall have the meaning specified in the recitals to the Agreement.

"Person" means any individual, Entity or Governmental Body.

"Pre-Closing Period" shall have the meaning specified in Section 5:1 of the Agreement.

"Proprietary Asset" means any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, client list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

"Registration Statement" shall have the meaning specified in Section 3:1:5 of the Agreement.

"Related Party" means: (i) the Stockholders; (ii) each individual who is, or who has at any time since October 15, 1997 been, an officer of Lifelong; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other entity (other than Lifelong) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest).


          Exhibit 1.1 - Pg. 39


"Representatives" means officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

"Scheduled Closing Time" shall have the meaning specified in Section 7:1(c) of the Agreement.

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Shares" shall have the meaning specified in Section 1:6:1 of the Agreement.

"Stockholders" shall have the meaning specified in the preamble to the Agreement.

"Tax" means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

"Tax Return" means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.



          Exhibit 1.1 - Pg. 40


                    AGREEMENT AND PLAN OF MERGER
                        AND REORGANIZATION

                             among:

                     PROVIDENCE CAPITAL II, INC.,
                       a Colorado corporation;

                         LIFELONG.COM, INC.,
                        a Delaware corporation;

                     ___________________________

                      Dated as of July __, 2000
                     ___________________________


                              EXHIBITS

Exhibit Document

     (I)       Articles of Merger

    (II)       a Disclosure Schedule to be executed by
               PROVIDENCE and Lifelong; at closing

   (III) Investment Representation Letters to be executed by each of the Lifelong Shareholders; at closing

    (IV)       Legal Opinions of Nadeau & Simmons, P.C. and
               Stewart A. Merkin, Esq.dated as of the Closing
               Date, substantially in the forms attached hereto at Exhibit I;

     (V)       Certificate of Board of Directors Lifelong.

    (VI)       Certificate of Board of Directors PROVIDENCE.



          Exhibit 1.1 - Pg. 41


                          APPENDIX I

                   PROVIDENCE CAPITAL II, INC.

                              and

                        LIFELONG.COM, INC.

                        ARTICLES OF MERGER


Pursuant to the provisions of the Colorado Business Corporation Act (CRS 7-111-107, et seq., as amended) the undersigned corporations adopt the following Articles of MERGER:


FIRST:	Attached hereto as Exhibit A is the Plan of Merger of
        PROVIDENCE CAPITAL II, INC., a Colorado corporation (the "Surviving Corporation"), and LIFELONG.COM, INC., a Delaware corporation (the "Disappearing Corporation").

SECOND:	The Plan of Merger was duly adopted by the Boards of
        Directors, or other governing body, of the respective corporations on August 22, 2000, and approved by the Board of Directors and Shareholders of PROVIDENCE CAPITAL II, INC. on August 23, 2000, and by the shareholders of LIFELONG.COM, INC., on August 24, 2000, in the manner prescribed by the Delaware Statutes. The number of shares voted for the Plan of Merger was, with respect to each corporation, sufficient for approval as set forth below.

(A)     The number of shares of PROVIDENCE CAPITAL II, INC.
        outstanding at the time of such adoption was 734,000, and the number of Shares entitled to vote thereon was:

             734,000.

        The designation and number of outstanding shares of each class entitled to vote thereon as a class were:

             NONE.

        The number of shares of LIFELONG.COM, INC. outstanding at the time of such adoption was 20,000,000, and the number of Shares entitled to vote thereon was:

             20,000,000


          Exhibit 1.1 - Pg. 42


        The designation and number of outstanding shares of each class entitled to vote thereon as a class were:

             NONE.

(B) The number of shares voted for such Plan of Merger by PROVIDENCE CAPITAL II, INC. was 734,000, and the number of shares voted against such Plan of Merger was:

             NONE.

        The number of shares voted for such Plan of Merger by LIFELONG.COM, INC., was unanimous and the number of shares voted against such Plan of Merger was:

             NONE.

The address of the registered office of the Parent Corporation and Surviving Corporation shall continue to be 17 West Cheyenne Mountain Boulevard, Colorado Springs, CO 80906, and the name of the registered agent at such address is Mark T. Thatcher, Esq. Either the registered office or the registered agent may be changed in the manner provided by law.

                  ______________________________
                        REGISTERED AGENT

IN WITNESS WHEREOF, the following persons have duly executed and verify these Articles of Merger this 28th day of August, 2000.

                      					PROVIDENCE CAPITAL II, INC.,
                      					a Colorado corporation
Attest:


_____________________		   	By:______________________
                              RICHARD NADEAU, JR.,
                              Its President


                            LIFELONG.COM, INC.,
                            a Delaware corporation


                            By:______________________
                               MICHAEL NOWAK,
                               Its President

Dated ________________________



          Exhibit 1.1 - Pg. 43


                       APPENDIX II

                    DISCLOSURE SCHEDULE

                       LIFELONG.COM
                       ------------

                   CERTIFICATE REGARDING
               REPRESENTATIONS AND WARRANTIES
                            AND
                 PERFORMANCE OF OBLIGATIONS


 The undersigned, LIFELONG.COM, a Delaware corporation, (the
"Company"), hereby certified the following:

        1. The representations and warranties of the Company contained in Article 2 of the Plan and Agreement of Merger dated August 25, 2000 (the "Agreement") are true on and as of the Closing Date (as defined in the Agreement) as though such representations and warranties had been made at that time.

        2. All the terms, covenants, agreements and conditions of the Agreement to be complied with and performed by the Company or PROVIDENCE CAPITAL II, INC., a Colorado corporation, have been complied with, performed or waived.

     IN WITNESS WHEREOF, the undersigned has executed this Officer's
Closing

Certificate as of the 25 day of August, 2000.

                                  LIFELONG.COM



          Exhibit 1.1 - Pg. 44


                             APPENDIX III

               LIFELONG INVESTMENT REPRESENTATION LETTER



                      ______________________, 2000



LIFELONG.COM, INC.
c/o Michael Nowak
329 East Main Street
North Adams, MA 01247

	Re:	Investment Representation Letter - Plan of Share Merger
     between Providence Capital II, Inc. and LIFELONG.COM, INC.

Ladies and Gentlemen:

In connection with the exchange of all of the outstanding capital stock of LIFELONG.COM, INC., a Delaware corporation (the "Company"), of which I am a stockholder, with Providence Capital II, Inc., a Colorado corporation ("Providence"), pursuant to a share exchange of the Company with Providence, and the Company's common stock converting into the right to receive a certain number of shares of Providence's common stock, par value $0.001 per share ("Common Stock") including shares of Common Stock issuable pursuant to the Plan of Merger dated as of the date hereof by and among Providence, the Company, the undersigned individuals identified on the signature pages attached thereto (the "Stockholders"), or the Stockholders' Agent (the "Plan of Merger"), as outlined in the Plan of Merger, each of the undersigned hereby makes the following certifications and representations with respect to the Common Stock that is being exchanged by the undersigned pursuant to the Plan of Merger (the "Shares").

The undersigned is either an "accredited investor," as that term is defined in Regulation D of the Securities Act of 1933, as amended (the "Securities Act") or prior to the acquisition of Common Stock, (i) has been given an opportunity by Providence to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information from Providence that is necessary to make an informed decision regarding the offering, and (ii) has been advised by Providence of the limitations on resale.

By answering the questions listed below, the undersigned further represents that the undersigned has the educational background and the business and financial knowledge and experience necessary to evaluate the prospective investment in Providence:


          Exhibit 1.1 - Pg. 45


Page 2
LIFELONG.COM, INC.
_____________________, 2000
_____________________


1.	Please describe your educational background, indicating degrees obtained.




2.	a)	Please state your present occupation, employer,
   primary business address, and business phone number.




(b)	Please describe your occupational history briefly.
    Specific employers need not be identified. What is sought is a description of your experience in financial and business matters.




3.	Please indicate your prior experience in investing in new,
   speculative, companies.




4.	Please indicate any other relevant investment experience.




5.	Please describe any pre-existing personal or business
   relationship between you and Providence, or any of its officers or directors.



          Exhibit 1.1 - Pg. 46


Page 3
LIFELONG.COM, INC.
_____________________, 2000
_____________________

6.	If you have a background or experience in the business conducted by Providence, please describe.




The undersigned represents and warrants that the undersigned is acquiring the Shares solely for the undersigned's account for investment and not with a view to or for sale or distribution of the Shares or any part thereof. The undersigned also represents that the entire legal and beneficial interests of the Shares the undersigned is acquiring is being acquired for, and will be held for, the undersigned's account only.

The undersigned understands that the Shares have not been registered under the Securities Act on the basis that no distribution or public offering of the Shares is to be effected. The undersigned realizes that the basis for the exemption may not be present if, notwithstanding the undersigned's representations, the undersigned has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The undersigned has no such intention.

The undersigned recognizes that the Shares being acquired by the undersigned must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware that the Shares may not be sold pursuant to Rule 144 adopted under the Securities Act ("Rule 144") unless certain conditions are met including, among other things, (1) the availability of certain current public information about the Purchaser, (2) the passage of required holding periods under Rule 144 and (3) compliance with limitations on the volume of shares which may be sold during any three-month period. The undersigned acknowledges that the certificates representing the Shares will be legended to reflect these restrictions.

The undersigned further agrees not to make any disposition of all or any part of the Shares being acquired in any event unless and until:

1.   The Shares are transferred pursuant to Rule 144 or 701; or

2. Providence shall have received a letter secured by the undersigned from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or


          Exhibit 1.1 - Pg. 47


Page 4
LIFELONG.COM, INC.
_____________________, 2000
_____________________

3. There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

4. (i) The undersigned shall have notified Providence of the proposed disposition and shall have furnished Providence with a detailed statement of the circumstances surrounding the proposed disposition and (ii) the undersigned shall have furnished Providence with an opinion of counsel for the undersigned to the effect that such disposition will not require registration of such Shares under the Securities Act.


                            Signature



                            _________________________________


                            Print Name



                            __________________________________


          Exhibit 1.1 - Pg. 48


                          APPENDIX IV

                         LEGAL OPINIONS


                         August __, 2000


CONFIDENTIAL

The Board of Directors
LIFELONG.COM, INC.

Re:    Plan and Agreement of Merger dated July __, 2000 between
       PROVIDENCE CAPITAL II, INC., and LIFELONG.COM, INC.

Ladies and Gentlemen:

We render herewith our opinion as to certain matters pursuant to the Plan and Agreement of Merger dated July __, 2000 (the "Plan"), made by and among ") PROVIDENCE CAPITAL II, INC. a Colorado corporation ("PROVIDENCE" or the "Surviving Corporation, and LIFELONG.COM, INC., a corporation (the "Disappearing Corporation"), involved in the Section 4(2), 4(6) or Regulation D private placement of common shares of PROVIDENCE (the "Shares"), conducted in compliance with the Securities Act of 1933 (the "Act").

In rendering our opinion, we have examined and relied upon the following:

(a) The Articles of Incorporation of the Surviving Corporation filed with the State of Colorado;

(b) The materials contained in the Plan, Disclosure Schedules and Certificates of the Board of Directors (the "Confidential Documents") concerning the transactions contemplated thereby and the Acquisition by the Surviving Corporation of all of the issued and outstanding common shares of the Disappearing Corporation (the "Surrendered Shares");


          Exhibit 1.1 - Pg. 49


Page 2
The Board of Directors
August __, 2000
________________________


(c) The Certificate of Good Standing dated ________________, attached hereto as Exhibit "A" (the "Company's Certificate").

The opinions expressed in subparagraphs three, four, six, seven and nine below, as to factual matters, are given in reliance upon the Company's Securities Certificates and the Certificate of the Board of Directors, attached hereto as Exhibit "B", confirming the fully diluted capitalization of the Surviving Corporation and all of its subsidiaries;

(d) Such other documents and instruments as we have deemed necessary in order to enable us to render the opinions expressed herein.

For the purposes of rendering this opinion, we have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed. Furthermore, we express no opinion as to the validity of any of the assumptions, form, or content of any financial or statistical data contained in the Confidential Documents. We do not assume any obligation to advise officers, directors, their advisors or representatives of the parties to the Plan, beyond the opinions specifically expressed herein. The terms used in this opinion shall have the meaning ascribed to them in the Plan and other documents relied upon in rendering our opinion. As used in paragraphs five and nine hereof the phrase "of which we have knowledge" means that such knowledge is based solely upon conversations with representatives of the Surviving Corporation and a review of our own files.

Based upon the foregoing assumptions, our review of the above documents and our reliance, as to factual matters, upon the representations in the Company's Board of Director Certificates, and subject to the qualifications listed herein, we are of the opinion that:

1. The Surviving Corporation is a duly organized and validly existing corporation under the laws of the State of Colorado, and upon the filing of required state documents with the


          Exhibit 1.1 - Pg. 50


Page 3
The Board of Directors
August __, 2000
_________________________

appropriate authorities, is fully authorized to transact the business in which it is engaged in accordance with the Plan and as described in the Confidential Documents.

2. The Plan has been duly authorized, executed and delivered and is a valid and binding agreement of the Surviving Corporation, having adequate authorization and having taken all action necessary to authorize the indemnification provisions contained therein; provided, however, that no opinion is rendered as to the validity or enforceability of such indemnification provisions insofar as they are or may be held to be violative of public policy (under either state or federal law) against such types of provisions in the context of the offer, offer for sale, or sale of securities.

3. The Surrendered Shares, when transferred, will be validly and legally issued under the laws of the State of Colorado. The
Surrendered Shares, when transferred, will be fully paid and non-assessable.

4. The Surrendered Shares, when transferred, will conform in all material respects to all statements concerning them contained in the Confidential Documents.

5. The consummation of the transactions discussed in the Confidential Documents by the Surviving Corporation will not result in any breach of any of the terms of, or constitute a default under, any mortgage, loan commitment, indenture, deed of trust, agreement or other instrument to which it is a party and of which we have knowledge, or violate, insofar as it is directed to the Surviving Corporation, any order of any court or any federal or state regulatory body or administrative agency having jurisdiction over it or over its property and of which we have knowledge.

6. To the best of our knowledge after making reasonable inquiry, there is not in existence, pending or threatened any action, suit or proceeding to which the Surviving Corporation is a party, except as set forth in the Confidential Documents, before any court or governmental agency or body, which might, if decided adversely, materially affect the subject matter of the Plan or the financial condition, business or prospects of the Surviving Corporation.


          Exhibit 1.1 - Pg. 51


Page 4
The Board of Directors
August __, 2000
_________________________


7. The Surviving Corporation has full power and authority to own its properties and conduct its business as described in the Confidential Documents.

8. The disclosures contained in the Confidential Documents, taken together with Lifelong's offer to the Surviving Corporation to provide access to additional information, are sufficient to satisfy the "information requirements" of the registration exemptions under the Securities Act of 1933, as amended, assuming the receipt by the Surviving Corporation of a copy of the Confidential Documents.

9. Based upon the Surviving Corporation's Certificate, we are unaware of any legal or governmental proceedings required to be described in the Confidential Documents which are not described therein or any contracts or documents of any character required to be described in the Confidential Documents which are not described as required.

Nothing herein shall constitute an opinion as to the laws of any state or jurisdiction other than the laws of the State of Colorado and federal law regardless of the selected choice of law stated in any document discussed in this letter.

Our opinion is limited to the specific opinions expressed above. No other opinions are intended to be inferred therefrom. This opinion is addressed to and is for the benefit solely of the Board of Directors, and no other person or persons shall be furnished a copy of this opinion or are entitled to rely on the contents herein without our express written consent; provided, however, that counsel to Lifelong shall be entitled to rely on this opinion. In the event that any of the facts are different from those which have been furnished to us and upon which we have relied, the conclusions as set forth above cannot be relied upon.


          Exhibit 1.1 - Pg. 52


Page 5
The Board of Directors
August __, 2000
_______________________


The opinions contained in this letter are rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or any new developments which might affect any matters or opinions set forth herein.

Very truly yours,


Nadeau & Simmons, P.C.

JRS/ac
cc:	Richard Nadeau, Jr.
        Mark T. Thatcher



          Exhibit 1.1 - Pg. 53



August 23, 2000



Adam S. Clavell, Esq.
Nadeau & Simmons, PC
1250 Turks Head Building
Providence, RI 02903
Providence Capital II, Inc.



     	Re:	LifeLong.com, Inc.
          ------------------


Gentlemen,

We have acted as counsel to LifeLong.com, Inc., a Delaware corporation (the "Company"), in connection with the Company's formation and merger with Providence Capital II, Inc., a Colorado corporation.

This opinion has been prepared and is to be construed in accordance with the Report of Standards for Florida Opinions dated April 8, 1991 issued by the Business Law Section of The Florida Bar (the "Report"). The Report is incorporated by reference into this opinion.

We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

We have based our opinion upon our review of the following records, documents, instruments and certificates:

(a)    	The Articles of Incorporation of the Company and each
        amendment or restatement filed since inception, certified by the Delaware Secretary of State as of February 16, 2000, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(b) Good Standing Certificate relating to the Company issued by the Delaware Secretary of State dated August 23, 2000.

(c) The stock ledger of the Company certified to us by an officer of the Company as being complete and accurate as of the date of this opinion;

(d) Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Board of Directors of the Company and any committees thereof relating the issuance of all currently outstanding shares of capital stock of the Company; and

(e) A certificate of the Chief Executive Officer and the Secretary of the Company as to certain factual matters related to the Company (the "Officers' Certificate").

Our opinion is rendered subject to the following specific qualifications:

(a)	    Our opinion expressed in Paragraph I of Part III below as
        to the good standing of the Company under the laws of Delaware is based solely upon the certificate identified in item (b) above. We have made no additional investigation after the date of such certificates in rendering our opinion expressed in Paragraph I of Part III, although nothing has come to our attention that would lead us to believe that such opinion is inaccurate as of the date hereof,


          Exhibit 1.1 - Pg. 54


(b) Our opinion expressed in Paragraph 2 of Part III below as to the fully paid and non-assessable status of the outstanding shares of capital stock of the Company is based solely on the records identified in items (c) and (d) above and the representations set forth in the Officers' Certificate to the effect that the consideration for all outstanding shares of capital stock of the Company was received by the Company.

Where our opinion relates to "my knowledge", that knowledge is based upon our examination of the records, instruments and certificates enumerated or described above and our actual contemporaneous knowledge. We have not examined any records of any court, administrative tribunal or other similar entity in connection with this opinion.

                                II.

This opinion is limited to the federal laws of the United States of America and the laws of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

                                III.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion and subject to the additional limitations and qualifications expressed below, it is our opinion that:

    1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and corporate authority to own its properties and conduct its business.

    2. The outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable.

    3. The merger has been duly authorized, executed and delivered and is a valid and binding agreement of the Company.

    4. The consummation of the merger will not result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Company is a party and of which we have knowledge.

    5. The disclosures provided by the Company, taken together with the Company's offer to Providence Capital II, Inc. to provide access to additional information, are sufficient to satisfy the "information requirements" of the registration exemptions under the Securities Act of 1933, as amended, assuming the receipt by Providence Capital II, Inc. of such disclosures.

    6. The undersigned has been advised by the Company that there are no lawsuits or legal actions pending or threatened against the Company.

                                IV.

This opinion is rendered to you solely for your benefit and the benefit of Providence Capital II, Inc. This opinion may not be relied upon by you or Providence Capital II, Inc. for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you or Providence Capital II, Inc. of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.


Very truly yours,

/s/Stewart A. Merkin

Stewart A. Merkin
SAM:ecg


          Exhibit 1.1 - Pg. 55


                         APPENDIX VIII

               CERTIFICATE OF BOARD OF DIRECTORS
              CAPITALIZATION OF LIFELONG.COM, INC.

                          CERTIFICATE

                      THE BOARD OF DIRECTORS

                               OF

                        LIFELONG.COM, INC.

Pursuant to the provisions of the Statutes ("C.S.") and the General Corporation Law, as amended, the following individuals represent that the following Section of the Plan and Agreement of Merger Plan and Agreement of Merger dated August __, 2000 (the "Plan"), made by and among PROVIDENCE CAPITAL II, INC., a Colorado corporation ("PROVIDENCE"), and LIFELONG.COM, INC., a Delaware corporation (the "Disappearing Corporation"), is an accurate representation as of the date of execution of the Plan:

2:1:6	Capitalization of Lifelong and Subsidiaries.

(a)	The authorized capital stock of Lifelong consists of twenty
million (20,000,000) shares of Lifelong common stock, $.001 par value per share, of which twenty million 20,000,000 are issued and outstanding and five million (5,000,000) shares of Lifelong preferred stock, _____ par value per share, of which none are issued and outstanding . The Lifelong Shares are validly issued, fully paid and non-assessable and not subject to preemptive rights. Section 2:1:6 of the Disclosure Schedule sets forth a true, complete and correct list of the holders of record of the issued and outstanding Lifelong Shares, and all claims, commitments or agreements to which Lifelong is a party or by which it is bound, obligating Lifelong to issue, deliver or sell, or to cause to be issued, delivered or sold, additional shares of capital stock of Lifelong or obligating Lifelong to grant, extend or enter into any such option, warrant, call, right or agreement with respect to its capital stock. There are no agreements obligating Lifelong to redeem, repurchase or otherwise acquire the capital stock of Lifelong, or any other securities issued by it, or to register the sale of the capital stock of Lifelong under applicable securities laws. There are no agreements or arrangements prohibiting or otherwise restricting the payment of dividends of distributions to the Lifelong Shareholders by Lifelong.


THE BOARD OF DIRECTORS,
LIFELONG.COM, INC.

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______________________________________



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DATED: August __, 2000.



          Exhibit 1.1 - Pg. 56